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                                                                      Exhibit 21


                 Subsidiaries of Griffin Land & Nurseries, Inc.

                                               State or Other Jurisdiction of
Name*                                          Incorporation or Organization
----                                           -----------------------------

General Witt Receivables Corp.                           Delaware

Imperial Nurseries, Inc.                                 Delaware

The Eli Witt Company                                     Delaware
(50.1% interest)

Centaur Communications                               England and Wales
(25% interest)

Culbro Homes, Inc.                                       Delaware

Culbro Homes II, Inc.                                    Delaware

Culbro Properties, Inc.                                  Delaware

Griffin Center Corporation                               Delaware

Meadow Park Associates, Inc.                             Delaware

River Bend Associates, Inc.                              Delaware

Treetop Incorporated                                     Delaware

* The names listed are the only names under which the subsidiaries do business.